UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2006

CLARK, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-31256	52-2103926
(State or other jurisdiction of incorporation)	(Commission file number)	( I.R.S. employer identification no.)
102 South Wynstone Park Drive North Barrington, Illinois		60010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 304-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 5, 2007, Clark, Inc. (the “Company”) and W.T. Wamberg executed an amendment to that certain Employment Agreement by and between Clark, Inc. and Mr. Wamberg effective September 1, 1999 and as amended by the First Amendment to the Employment Agreement dated March 6, 2002, by the Second Amendment dated May 1, 2003, by the Third Amendment to the Employment Agreement dated November 1, 2003 and by the Fourth Amendment to the Employment Agreement dated March 20, 2006 (as amended, the “Agreement”). The amendment to the Agreement is effective as of December 31, 2006 and made the following changes:

•	Mr. Wamberg shall be paid an annualized Base Salary of $550,000 per year and such Base Salary may be adjusted on an annual basis thereafter.

•	Mr. Wamberg shall be eligible to receive an annual bonus to be paid in cash.

•	Effective January 1, 2007, and each January 1 thereafter during the Period of Employment, Mr. Wamberg may be granted other equity awards or options.

•	Mr. Wamberg will be reimbursed for costs incurred by him for estate planning, subject to an annual limit of $20,000 beginning in 2007.

The above description of the amendment to the Agreement is a summary of the material terms of the amendment to the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the amendment to the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit Number	Description

10.1	Fifth Amendment, executed on January 5, 2007, to the Employment Agreement by and between Clark, Inc. and W.T. Wamberg.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARK, INC.

Date: January 10, 2007	By: /s/ Jeffrey W. Lemajeur
Jeffrey W. Lemajeur
Chief Financial Officer

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EXHIBIT INDEX

10.1	Fifth Amendment, executed on January 5, 2007, to the Employment Agreement by and between Clark, Inc. and W.T. Wamberg.